Exhibit 23.1

Consent of Independent Auditor

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-260289) and Form S-8 (No. 333-218043 and 333-276682) of Solaris Oilfield Infrastructure, Inc. (n/k/a Solaris Energy Infrastructure, Inc.) (the Company) of our report dated July 25, 2024, relating to the financial statements of Mobile Energy Rentals, LLC, which appears as an exhibit in this Form 8-K/A. Our report contains an explanatory paragraph regarding Mobile Energy Rentals, LLC’s ability to continue as a going concern.

/s/ BDO USA, P.C.

Houston, Texas

November 18, 2024